                                                                   Exhibit 23(c)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of First Tennessee National Corporation for the registration of 1,568,310 shares of its common stock of our report dated March 19, 1993, with respect to the consolidated financial statements of Maryland National Mortgage Corporation for the year ended December 31, 1992, included in Form 8-K, dated October 1, 1993, of First Tennessee National Corporation, filed with the Securities and Exchange Commission.

Ernst & Young

Baltimore, Maryland
January 27, 1994